Exhibit 3.1

SECOND AMENDED AND RESTATED

BYLAWS

OF

HANMI FINANCIAL CORPORATION

(as amended and restated as of March 23, 2016)

ARTICLE I

OFFICES

Section 1.1 Registered Office.

The registered office of Hanmi Financial Corporation (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2 Other Offices.

The Corporation may also have offices at such other places both within and outside the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place of Meetings.

Meetings of stockholders for the election of directors or for any other purpose shall be held at any place within or outside the State of Delaware designated by the Board of Directors.

Section 2.2 Annual Meetings of Stockholders.

The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

Section 2.3 Special Meetings of Stockholders.

Special meeting of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, if there be one, or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), by the Chief Executive Officer of the Corporation or by holders of shares entitled to cast not less than 10% of the votes at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.4 Organization.

The Chief Executive Officer shall act as the chairman of meetings of stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as the chairman of any meeting in the absence of the Chief Executive Officer.

The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary, the Board of Directors or, if the Board of Directors does not so appoint, the chairman of the meeting of stockholders, may appoint any other person to act as secretary of any meeting.

Section 2.5 Notice of Stockholders’ Meetings.

All notices of meetings of stockholders shall be sent or otherwise given to each stockholder entitled to vote, in accordance with this Article II, Section 2.5, not less than ten (10) nor more than sixty (60) days before the date of the meeting being noticed. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees which, at the time of the notice, the Board of Directors intends to present for election. No business may be transacted at an annual or special meeting of stockholders, other than business that is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual or special meeting by or at the direction of the Board of Directors (or any duly authorized committee thereto) or (c) otherwise properly brought before the annual or special meeting by any stockholder.

In addition to any other applicable requirements, and subject to the provisions of Article III, Section 3.5 relating to nominations for directors, for business to be properly brought before an annual or special meeting by a stockholder such stockholder must (i) be a stockholder of record on the date of the giving of the notice provided for in this Article II, Section 2.5 and on the record date for the determination of stockholders entitled to vote at such annual or special meeting and (ii) provide timely notice in proper form to the Secretary of the Corporation pursuant to the procedures set forth in this Article II, Section 2.5.

To be timely, a stockholder’s notice to the Secretary of the Corporation (other than a request for inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which notice must be provided in accordance with such Rule) must be delivered to or mailed and received at the principal executive offices of the Corporation, (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each matter such stockholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, and (ii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, and (c) a representation that such stockholder intends to appear in person or by proxy at the annual or special meeting to bring such business before the meeting.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual or special meeting of stockholders, except business brought before the annual or special meeting in accordance with the procedures set forth in this Article II, Section 2.5, provided, however, that, once business has been properly brought before the annual or special meeting in accordance with such procedures, nothing in this Article II, Section 2.5 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual or special meeting determines that business was not property brought before such meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 2.6 Quorum.

Unless otherwise required by applicable law or the Certificate of Incorporation, the presence in person or by proxy of the holders of a majority of the shares of all classes of stock entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Article II, Section 2.7 until a quorum shall be present or represented.

Shares represented by proxies that reflect, with respect to a proposal, abstentions or limited voting authority, including “broker non-votes” (i.e. shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) shall be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any proposal, shares represented by such proxies will be treated as not present and not entitled to vote with respect to the proposal or proposals.

Section 2.7 Adjourned Meeting and Notice Thereof.

Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Article II, Section 2.5 shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 2.8 Voting.

Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, the stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Article II, Section 2.9. Voting at meetings of Stockholders need not be by written ballot unless (i) the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting, or (ii) the Board of Directors, in its discretion, or (iii) the officer of the Corporation presiding at such meetings, in such officer’s discretion, shall so determine. Any stockholder entitled to vote on any matter (other than elections of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares such stockholder is entitled to vote. Except as provided in Article II, Section 2.6 and Article III, Section 3.3, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at a duly held meeting at which a quorum is present shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by applicable law, the Certificate of Incorporation or these Bylaws.

Section 2.9 List of Stockholders Entitled to Vote.

The Secretary of the Corporation shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, such place to be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders required by this Article II, Section 2.9 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.10 Record Date for Stockholder Notice, Voting, and Giving Consents.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days prior to the date of any such meeting and in such case only stockholders at the close of business on the record date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the Corporation after the record date fixed as aforesaid, except as otherwise provided in the Corporations Code of Delaware. If the Board of Directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as the date fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions at the adjourned meeting.

Section 2.11 Proxies.

Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of such proxy is received by the Corporation before the vote pursuant thereto is counted; provided, however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of such proxy, unless otherwise provided in the proxy.

Section 2.12 Conduct of Meetings.

The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 2.13 Inspectors of Election.

In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman of the Board of Directors, the Chief Executive Officer or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of the inspector, shall take and sign an oath to fully execute the duties of the inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and such other facts as may be required by applicable law.

Section 2.14 No Action By Written Consent.

Any action required or permitted to be taken by stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE III

DIRECTORS

Section 3.1 Powers.

Subject to the provisions of the Corporations Code of Delaware and any limitations in the Certificate of Incorporation and these Bylaws relating to action required to be approved or exercised by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 3.2 Number.

Except as may be provided by the terms of any class or series of stock having a preference over the Corporation’s Common Stock, the exact number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but shall not be less than seven (7) and not more than fifteen (15). Stockholders shall elect members of the Board of Directors for a term expiring at the next annual meeting of stockholders and until their successors are qualified, subject to the rights of the holders of any class or series of stock having a preference over the Corporation’s Common Stock and the provisions of the Certificate of Incorporation.

Section 3.3 Terms.

(i) Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Corporation’s common stock, each director shall hold office until (a) the next annual meeting of stockholders and until his or her successor is elected and qualified or (b) such director’s earlier death, resignation or removal in the manner that the directors of the Corporation, other than those who may be elected pursuant to the terms of any series of preferred stock or any other securities of the Corporation other than common stock, may determine from time to time. Except as may be otherwise provided by the terms of any series of preferred stock or any other securities of the Corporation, no decrease in the authorized number of directors shall shorten the term of any incumbent directors.

(ii) In an election of directors that is determined to be an “uncontested election,” each director nominee shall be elected to the Board of Directors by the vote of the “majority of the votes cast” with respect to that director nominee’s election at any meeting for the election of directors at which a quorum is present. In an election of directors that is determined by the Board of Directors to be a “contested election,” each director nominee shall be elected to the Board of Directors by a plurality of the votes cast with respect to that director nominee’s election at any meeting for the election of directors at which a quorum is present, and stockholders shall not be permitted to vote against any nominee for director. For purposes of this Article III, Section 3.3: (a) an “uncontested election” is an election of directors in which the number of nominees is not greater than the number of directors to be elected; (b) a “majority of the votes cast” means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee; and (c) a “contested election” is an election of directors in which the number of nominees is greater than the number of directors to be elected.

In an uncontested election, if an incumbent director is not elected by a majority of votes cast, the incumbent director shall promptly tender his or her resignation to the Board of Directors for consideration. The Nominating and Corporate Governance Committee (the “NCGC”) will make a recommendation to the Board of Directors on whether to accept or reject the director’s resignation, or whether other action should be taken. The Board of Directors will act on the NCGC’s recommendation and publicly disclose its decision within ninety (90) days from the date of the certification of the election results. An incumbent director who tenders his or her resignation for consideration will not participate in the NCGC’s or the Board of Directors’ recommendation or decision, or any deliberations related thereto.

If a director’s resignation is accepted by the Board of Directors pursuant to this Article III, Section 3.3, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Article III, Section 3.6 or may decrease the size of the Board of Directors pursuant to Article III, Section 3.2. If a director’s resignation is not accepted by the Board of Directors pursuant to this Article III, Section 3.3, such director will continue to serve until the next annual meeting and until such director’s successor shall have been duly elected and qualified, or his or her earlier death, resignation or removal.

Section 3.4 Removal & Resignation

Subject to the provisions of the Certificate of Incorporation, at any meeting of stockholders properly called for such purpose and with prior notice thereof, the entire Board of Directors or any individual director, may be removed with or without cause by the affirmative vote of a majority of the outstanding shares entitled to vote.

Any director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

Section 3.5 Nomination of Directors.

Subject to the terms of the Certificate of Incorporation and the rights of the holders of any class or series having a preference over common stock, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Article III, Section 3.5 and on the record date of the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Article III, Section 3.5.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of annual meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) (A) the class or series and number of all shares of capital stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (iv) such person’s written representation and agreement that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in such representation and agreement and (C) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Corporation and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (ii) (A) the class or series and number of all shares of capital stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of (A) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (B) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the Corporation or their ownership of capital stock of the Corporation, and (C) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the persons named in its notice; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article III, Section 3.5 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting or special meeting.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article III, Section 3.5. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 3.6 Vacancies.

Unless otherwise required by law or the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors or a committee thereof resulting from death, resignation, disqualification, removal or other cause may be filled only by the affirmative vote of two-thirds (2/3) of the directors then in office, whether or not a quorum is present. Any director so chosen to fill a vacancy, in the case of the Board of Directors, shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal and, in the case of any committee of the Board of Directors, shall hold office until their successors are duly appointed by the Board of Directors or until their earlier death, resignation or removal.

Section 3.7 Place of Meetings and Telephonic Meetings.

Regular meetings of the Board of Directors or any committee thereof may be held at any place within or without the State of Delaware that has been designated from time to time by resolution of the Board of Directors or such committee. In the absence of such designation, regular meetings shall be held at the principal executive office of the

Corporation. Special meetings of the Board of Directors or any committee thereof shall be held at any place within or without the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to be present in person at such meeting.

Section 3.8 Annual Meeting.

Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

Section 3.9 Other Regular Meetings.

Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

Section 3.10 Special Meetings.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or the Secretary or any two directors.

Notice of the time and place of special meetings shall be delivered as provided in Article V, Section 5.1, and notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail, by telephone, facsimile, or electronic mail not less than forty-eight (48) hours before the date of the meeting.

Section 3.11 Quorum.

Except as may be otherwise required by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors or any committee thereof, a majority of the Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. The act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 3.12 Notice of Adjournment.

Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Article V, Section 5.1, to the directors who were not present at the time of the adjournment.

Section 3.13 Actions of the Board by Written Consent.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken by the Board of Directors or any committee may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors or its respective committee. Such written consent or consents or electronic transmissions shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

Section 3.14 Fees and Compensation of Directors.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such services. Chairpersons or members of special or standing committees may be allowed like compensation for such service.

Section 3.15 Committees of Directors.

The Board of Directors may, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. The Board of Directors may delegate to any such committee, to the extent provided in such resolution, any of the Board of Directors’ powers and authority in the management of the Corporation’s business and affairs, except such powers and authority that conflict with Delaware law or the Certificate of Incorporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.16 Interested Directors.

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 4.1 General.

The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Chief Financial Officer, and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board of Directors (who must be a director), a President, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Treasurers, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Article IV, Section 4.12. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation, nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 4.2 Election of Officers.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Article IV, Section 4.12 or Section 4.14, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

Section 4.3 Chairman of the Board of Directors.

Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chairman of the Board of Directors, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by the Bylaws. The Chairman of the Board of Directors shall be an independent non-employee Director. He or she shall sign such contracts, documents or instruments in writing as require his or her signature and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

Section 4.4 Chief Executive Officer.

Subject to the provisions of these Bylaws and to the direction of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board of Directors, if there be such an officer, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. During the absence or disability of the President, or if no President (or acting President) is appointed, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President.

Section 4.5 President.

Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and, if there be one, the Chief Executive Officer, the President shall have general supervision of the business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. During the absence or disability of the Chief Executive Officer, or if no Chief Executive Officer (or acting Chief Executive Officer) is appointed, the President shall exercise all the powers and discharge all the duties of the Chief Executive Officer.

Section 4.6 Chief Financial Officer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall render to the Chief Executive Officer and Board of Directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 4.7 Secretary.

The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may order, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given, and the Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 4.8 Vice Presidents.

In the absence or disability of the Chief Executive Officer and President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all restrictions upon the Chief Executive Officer. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Bylaws, the Chief Executive Officer or the Chairman of the Board of Directors.

Section 4.9 Assistant Secretaries.

In the absence or disability of the Secretary, in order of their rank as fixed by the Board of Directors or, if not ranked, an Assistant Secretary designated by the Board of Directors, shall perform all the duties of the Secretary, and when so acting shall have all the powers of, and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Bylaws or the Secretary.

Section 4.10 Treasurers.

In the absence or disability of the Chief Financial Officer, the Treasurers, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Treasurer designated by the Board of Directors, shall perform all the duties of the Chief Financial Officer, and when so acting shall have all the powers of, and be subject to all restrictions upon the Chief Financial Officer. The Treasurers shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Bylaws or the Chief Financial Officer.

Section 4.11 Assistant Treasurers.

In the absence or disability of the Chief Financial Officer and the Treasurers, if any, the Assistant Treasurers, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, an Assistant Treasurer designated by the Board of Directors, shall perform all the duties of the Chief Financial Officer, and when so acting shall have all the powers of, and be subject to all restrictions upon the Chief Financial Officer. The Assistant Treasurers shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Bylaws, the Chief Financial Officer or the Treasurers, if any.

Section 4.12 Subordinate Officers, Etc.

The Board of Directors may appoint, and may empower the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4.13 Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 4.14 Vacancies in Offices.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

ARTICLE V

NOTICES

Section 5.1 Form of Notice.

Whenever any notice is required by applicable law, the Certificate of Incorporation or by these Bylaws, to be given to any director, member of a committee or stockholder, other than notices to directors of special meetings of the Board of Directors which may be given by any means stated in Article III, Section 3.10 shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to directors or committee members may also be given by telephone, facsimile, electronic mail or other means of electronic transmission.

Section 5.2 Waiver of Notice.

Whenever any notice is required by applicable law, the Certificate of Incorporation or by these Bylaws, to be given to any director, member of a committee or stockholder, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, present in person or represented by a proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE VI

CAPITAL STOCK

Section 6.1 Shares of Stock.

Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law, and the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic means provided, however, any system so adopted shall not become effective as to issued and outstanding securities until the certificates therefore have been surrendered to the Corporation. All certificates shall be signed in the name of the Corporation by the Chairman of the Board of Directors or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series thereof owned by the stockholder. Any or all of the signatures on the certificate may be by facsimile signature. In the case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 6.2 Lost Certificates.

The Board of Directors may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors will as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Section 6.3 Transfers.

Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.4 Dividend Record Date.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.5 Record Owners.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES AND OTHER AGENTS

Section 7.1 Indemnification — Third Party Proceedings.

The Corporation shall indemnify any person (the “Indemnitee”) who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or any subsidiary of the Corporation, and the Corporation may indemnify a person who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an employee or other agent of the Corporation (the “Indemnitee Agent”), by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Article VII, Section 7.18, attorneys’ fees and any expenses of establishing a right to indemnification pursuant to this Article VII or under Delaware law), judgments, fines, settlements (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with such proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or

Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, if Indemnitee or Indemnitee Agent had no reasonable cause to believe Indemnitee’s or Indemnitee Agent’s conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee or Indemnitee Agent did not act in good faith and in a manner which Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal proceedings, would not create a presumption that Indemnitee or Indemnitee Agent had reasonable cause to believe that Indemnitee’s or Indemnitee Agent’s conduct was unlawful.

Section 7.2 Indemnification — Proceedings by or in the Right of the Corporation.

The Corporation shall indemnify any Indemnitee and may indemnify any Indemnitee Agent if Indemnitee, or Indemnitee Agent, as the case may be, was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation or any subsidiary of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee or Indemnitee Agent is or was a director, officer, employee or other agent of the Corporation, or any subsidiary of the Corporation, by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Article VII, Section 7.18, attorneys’ fees and any expenses of establishing a right to indemnification pursuant to this Article VII or under Delaware law) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with the defense or settlement of the proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent believed to be in or not opposed to the best interests of the Corporation and its stockholders, except that no indemnification shall be made with respect to any claim, issue or matter to which Indemnitee or Indemnitee Agent shall have been adjudged to have been liable to the Corporation in the performance of Indemnitee’s or Indemnitee Agent’s duty to the Corporation and its stockholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee or Indemnitee Agent is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

Section 7.3 Successful Defense on Merits.

To the extent that Indemnitee or Indemnitee Agent without limitation has been successful on the merits in defense of any proceeding referred to in Article VII, Sections 7.1 or 7.2 above, or in defense of any claim, issue or matter therein, the Corporation shall indemnify Indemnitee and may indemnify Indemnitee Agent against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection therewith. An Indemnitee shall be deemed to have been successful on the merits, if the Plaintiff in the action does not prevail in obtaining the relief sought in the suit or action or demanded in the claim.

Section 7.4 Certain Terms Defined.

For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans, references to “fines” shall include any excise taxes assessed on Indemnitee or Indemnitee Agent with respect to an employee benefit plan, and references to “proceeding” shall include any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. References to “Corporation” include all constituent Corporations absorbed in a consolidation or merger as well as the resulting or surviving Corporation, so that any person who is or was a director, officer, employee, or other agent of such a constituent Corporation or who, being or having been such a director, officer, employee or other agent of another Corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving Corporation as such person would if he or she had served the resulting or surviving Corporation in the same capacity.

Section 7.5 Advancement of Expenses.

The Corporation shall advance all expenses incurred by Indemnitee and may advance all or any expenses incurred by Indemnitee Agent in connection with the investigation, defense, settlement (excluding amounts actually paid in settlement of any action, suit or proceeding) or appeal of any civil or criminal action, suit or proceeding referenced in Article VII, Sections 7.1 or 7.2 hereof. Indemnitee or Indemnitee Agent hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that Indemnitee or Indemnitee Agent is not entitled to be indemnified by the Corporation as authorized hereby. The advances to be made hereunder shall be paid by the Corporation (i) to Indemnitee within thirty (30) days following delivery of a written request therefor by Indemnitee to the Corporation; and (ii) to Indemnitee Agent within thirty (30) days following the later of a written request therefor by Indemnitee Agent to the Corporation and determination by the Corporation to advance expenses to Indemnitee Agent pursuant to the Corporation’s discretionary authority hereunder.

Section 7.6 Notice of Claim.

Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Article VII, and Indemnitee Agent shall, as a condition precedent to his or her ability to be indemnified under this Article VII, give the Corporation notice in writing as soon as practicable of any claim made against Indemnitee or Indemnitee Agent, as the case may be, for which indemnification will or could be sought under this Article VII; provided, however, that the failure to give such notice shall not affect the Indemnitee’s rights hereunder except and only to the extent such failure prejudiced the Corporation’s ability to successfully defend the matter subject to such notice. Notice to the Corporation shall be directed to the Chief Executive Officer and Secretary of the Corporation at the principal business office of the Corporation. In addition, Indemnitee or Indemnitee Agent shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s or Indemnitee Agent’s power.

Section 7.7 Enforcement Rights.

Any indemnification provided for in Article VII, Sections 7.1 or 7.2 or 7.3 shall be made no later than sixty (60) days after receipt of the written request of Indemnitee. If a claim or request under this Article VII, under any statute, or under any provision of the Corporation’s Certificate of Incorporation providing for indemnification is not paid by the Corporation, or on its behalf, within sixty (60) days after written request for payment thereof has been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or request, and subject to Article VII, Section 7.18, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Article VII, Section 7.5 unless and until such defense may be finally adjudicated by court order or judgment for which no further right of appeal exists. The parties hereto intend that if the Corporation contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be a decision for the court, and no presumption regarding whether the applicable standard has been met will arise based on any determination or lack of determination of such by the Corporation (including its Board or any subgroup thereof, independent legal counsel or its stockholders). The Board of Directors may, in its discretion, provide by resolution for similar or identical enforcement rights for any Indemnitee Agent.

Section 7.8 Assumption of Defense.

In the event the Corporation shall be obligated to pay the expenses of any proceeding against the Indemnitee or Indemnitee Agent, as the case may be, the Corporation, if appropriate, shall be entitled to assume the defense of such proceeding with counsel approved by Indemnitee or Indemnitee Agent, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee or Indemnitee Agent of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee or Indemnitee Agent and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee or Indemnitee Agent under this Article VII for any fees of counsel subsequently incurred by Indemnitee or Indemnitee Agent with respect to the same proceeding, unless (i) the employment of counsel by Indemnitee or Indemnitee Agent is authorized by the Corporation, (ii) Indemnitee or Indemnitee Agent shall have reasonably concluded, based upon written advice of counsel, that there may be a conflict of interest of such counsel retained by the Corporation between the Corporation and Indemnitee or Indemnitee Agent in the conduct of such defense, or (iii) the Corporation ceases or terminates the employment of such counsel with respect to the defense of such proceeding, in any of which events then the fees and expenses of Indemnitee’s or Indemnitee Agent’s counsel shall be at the expense of the Corporation. At all times, Indemnitee or Indemnitee Agent shall have the right to employ other counsel in any such proceeding at Indemnitee’s or Indemnitee Agent’s expense, and to participate in the defense of the proceeding or claim through such counsel.

Section 7.9 Approval of Expenses.

No expenses for which indemnity shall be sought under this Article VII, other than those in respect of judgments and verdicts actually rendered, shall be incurred without the prior consent of the Corporation, which consent shall not be unreasonably withheld.

Section 7.10 Subrogation.

In the event of payment under this Article VII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee or Indemnitee Agent, who shall do all things that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 7.11 Exceptions.

Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to this Article VII:

(a) EXCLUDED ACTS. To indemnify Indemnitee (i) as to circumstances in which indemnity is expressly prohibited pursuant to Delaware law, (ii) for any acts or omissions or transactions from which a director may not be relieved of liability pursuant to Delaware law; or (iii) any act or acts of bad faith or willful misconduct; or

(b) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Article VII or any other statute or law or as otherwise required under the Corporations Code of Delaware, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

(c) LACK OF GOOD FAITH. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Article VII, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous; or

(d) INSURED CLAIMS. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Corporation; or

(e) BREACHES OF AGREEMENTS. To indemnify Indemnitee for expenses or liabilities (including indemnification obligations of Indemnitee) of any type whatsoever arising from his or her breach of an employment agreement with the Corporation (if any) or any other agreement with the Corporation or any of its subsidiaries; or

(f) CLAIMS UNDER SECTION 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act, as amended, or any similar successor statute; or

(g) PROHIBITED BY LAW. To indemnify Indemnitee or any Indemnitee Agent for any expenses, liabilities or fines (including indemnification obligations of Indemnitee or any Indemnitee Agent) of any type if such indemnification is prohibited by any applicable law or regulation, including, but not limited to Section 18(k) of the Federal Deposit Insurance Act.

Section 7.12 Partial Indemnification.

If Indemnitee is entitled under any provision of this Article VII to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

Section 7.13 Coverage.

All rights to indemnification under this Article VII shall be deemed to be provided by a contract between the Corporation and the Indemnitee in which the Corporation hereby agrees except as expressly provided in these Bylaws to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the Corporation’s Certificate of Incorporation, these Bylaws or by statute. Any repeal or modification of these Bylaws, the Corporations Code of Delaware or any other applicable law shall not affect any rights or obligations then existing under this Article VII. The provisions of this Article VII shall continue as to

Indemnitee and Indemnitee Agent for any action taken or not taken while serving in an indemnified capacity even though the Indemnitee or Indemnitee Agent may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding. This Article VII shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee Agent and Indemnitee’s and Indemnitee Agent’s estate, heirs, legal representatives and assigns.

Section 7.14 Non-exclusivity.

Nothing herein shall be deemed to diminish or otherwise restrict any rights to which Indemnitee or Indemnitee Agent may be entitled under the Corporation’s Certificate of Incorporation, any agreement, any vote of stockholders or disinterested directors, or, except as expressly provided herein, under the laws of the State of Delaware.

Section 7.15 Severability.

Nothing in this Article VII is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee or Indemnitee Agent to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated.

Section 7.16 Mutual Acknowledgment.

Both the Corporation and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Article VII or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee.

Section 7.17 Director and Officer Liability Insurance.

The Corporation shall, from time to time, make the good faith determination whether or not it is practicable for the Corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors and officers of the Corporation with coverage for losses from wrongful acts, or to ensure the Corporation’s performance of its indemnification obligations under this Article VII. Among other considerations, the Corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain such insurance if the Corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Corporation.

Section 7.18 Attorneys’ Fees.

In the event that any action is instituted by Indemnitee under this Article VII to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the action was not instituted in good faith or was frivolous. In the event of an action instituted by or in the name of the Corporation under this Article VII, or to enforce or interpret any of the terms of this Article VII, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee’s defenses to such action were not made in good faith or were frivolous. The Board of Directors may, in its discretion, provide by resolution for payment of such attorneys’ fees to any Indemnitee Agent.

Section 7.19 Notice.

All notices, requests, demands and other communications under this Article VII shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.

ARTICLE VIII

RECORDS AND REPORTS

Section 8.1 Maintenance of Share Register.

The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

Section 8.2 Maintenance and Inspection of Bylaws.

The Corporation shall keep at its principal executive office, or if its principal executive office is not in the State of Delaware at its principal business office in California, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside California, and the Corporation has no principal business office in California, the Secretary shall, upon the written request of any stockholder, furnish to such stockholder a copy of the Bylaws as amended to date.

Section 8.3 Maintenance and Inspection of Other Corporate Records.

Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours of business of the Corporation to inspect for any proper purposes, and to make copies and extracts, of the Corporation’s books and records in accordance with the provisions of the Delaware General Corporation Law.

Section 8.4 Inspection by Directors.

Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Corporation and each of its subsidiary Corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE IX

GENERAL CORPORATE MATTERS

Section 9.1 Checks, Drafts, Evidences of Indebtedness.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 9.2 Corporate Contracts and Instruments; How Executed.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 9.3 Representation of Shares of Other Corporations.

The Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other Corporation or Corporations, foreign or domestic, standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other Corporation or Corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.

Section 9.4 Construction and Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Corporations Code of Delaware shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term “person” shall be construed broadly and shall include a natural person, Corporation or other entity.

Section 9.5 Amendments.

Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be adopted, amended or repealed by the Board of Directors or by stockholders holding not less than sixty six and two-thirds percent (66.67%) of the combined voting power of all of the then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

Section 9.6 Reliance on Books and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 9.7 Dividends.

Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 9.8 Fiscal Year.

The fiscal year of the Corporation shall be, in the absence of a contrary resolution of the Board of Directors, the calendar year.

Section 9.9 Seal.

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 9.10 Effect of State and Federal Laws and Regulations. Notwithstanding any other provisions contained herein, these Bylaws are subject to the requirements and limitations set forth in state and federal laws, rules, regulations and orders including limitations on indemnification and prepayment of legal expenses, including Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the Federal Deposit Insurance Corporation’s Rules and Regulations or any successor regulations thereto.

Section 9.11 Interpretation of Bylaws.

All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.